As filed with the Securities and Exchange Commission on June 8, 2007
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
IDENIX PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	45-0478605 (I.R.S. Employer Identification No.)

60 Hampshire Street Cambridge, MA (Address of Principal Executive Offices)	02139 (Zip Code)
2005 Stock Incentive Plan, as amended
(Full Title of the Plan)
Jean-Pierre Sommadossi
President and Chief Executive Officer
Idenix Pharmaceuticals, Inc.
60 Hampshire Street
Cambridge, MA 02139
(Name and Address of Agent For Service)
617-995-9800
(Telephone Number, Including Area Code, of Agent For Service)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered(1)	Share	Price	Registration Fee
Common Stock, $0.001 par value per share	3,700,000 shares	$7.12 (2)	$26,344,000 (2)	$809

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on June 7, 2007.

STATEMENT OF INCORPORATION BY REFERENCE
Item 5. Interests of Named Experts and Counsel.
Item 8. Exhibits.
SIGNATURES
INDEX TO EXHIBITS
Ex-4.2 Certificate of Amendment of Restated Certificate of Incorporation
Ex-5.1 Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
Ex-23.2 Consent of PricewaterhouseCoopers LLP

STATEMENT OF INCORPORATION BY REFERENCE
     This registration statement on Form S-8 is filed to register the offer and sale of an additional 3,700,000 shares of the registrant’s common stock, $0.001 par value per share, to be issued under the registrant’s 2005 Stock Incentive Plan, as amended.
     This registration statement incorporates by reference the contents of the registration statement on Form S-8 previously filed by the registrant with the Securities and Exchange Commission (File No. 333-128882) on October 7, 2005 relating to 2,300,000 shares of common stock to be offered and sold under the registrant’s 2005 Stock Incentive Plan, as amended.
     Item 5.   Interests of Named Experts and Counsel.
     Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”) has opined as to the legality of the securities being offered by this registration statement. Attorneys at WilmerHale beneficially own, in the aggregate, 59,843 shares of the registrant’s common stock.
     Item 8.   Exhibits.
     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on this 8th day of June, 2007.

IDENIX PHARMACEUTICALS, INC.
By:	/s/ Jean Pierre Sommadossi
Jean-Pierre Sommadossi
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of Idenix Pharmaceuticals, Inc., hereby severally constitute and appoint Jean-Pierre Sommadossi, John F. Weidenbruch and Maria D. Stahl and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Idenix Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jean-Pierre Sommadossi Jean-Pierre Sommadossi	President and Chief Executive Officer and Director (Principal executive officer)	June 4, 2007

/s/ David Blanchard David Blanchard	Interim Chief Financial Officer (Principal financial and accounting officer)	June 4, 2007

/s/ Charles W. Cramb Charles W. Cramb	Director	June 4, 2007

/s/ Thomas Ebeling Thomas Ebeling	Director	June 5, 2007

/s/ Wayne T. Hockmeyer Wayne T. Hockmeyer	Director	June 8, 2007

/s/ Thomas Hodgson Thomas R. Hodgson	Director	June 4, 2007

/s/ Norman C. Payson Norman C. Payson	Director	June 5, 2007

/s/ Robert E. Pelzer Robert E. Pelzer	Director	June 5, 2007

/s/ Denise Pollard-Knight Denise Pollard-Knight	Director	June 4, 2007

/s/ Pamela Thomas-Graham Pamela Thomas-Graham	Director	June 4, 2007

INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant, as amended

4.2	Certificate of Amendment of Restated Certificate of Incorporation

4.3(2)	Amended and Restated By-Laws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

24.1	Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-111157); Form 10-Q for the quarterly period ended June 30, 2004 (File No. 000-49839); and Form 10-K for the year ended December 31, 2005 (File No. 000-49839) and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Form 10-Q for the quarterly period ended June 30, 2004 (File No. 000-49839) and incorporated herein by reference.